As filed with the Securities and Exchange Commission on April 12, 1999
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                ELXSI Corporation
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
         --------------------------------------------------------------
         (State or Other Jurisdiction of Incorporation or Organization)

                                   77-0151523
                      ------------------------------------
                      (I.R.S. Employer Identification No.)

             3600 Rio Vista Avenue, Suite A, Orlando, Florida 32805
             ------------------------------------------------------
                    (Address of Principal Executive Offices)

               ELXSI Corporation 1998 Incentive Stock Option Plan
               --------------------------------------------------
                            (Full Title of the Plan)

                               Alexander M. Milley
                      President and Chief Executive Officer
                         3600 Rio Vista Avenue, Suite A
                             Orlando, Florida 32805
                     ---------------------------------------
                     (Name and Address of Agent For Service)

                                 (407) 849-1090
          -------------------------------------------------------------
          (Telephone Number, Including Area Code, of Agent for Service)

          Copy to:            Claude A. Baum, Esq.
                         Berlack, Israels & Liberman LLP
                              120 West 45th Street
                            New York, New York 10036

                         CALCULATION OF REGISTRATION FEE
================================================================================

Title of                      Proposed         Proposed
Securities                    Maximum          Maximum             Amount of
to be          Amount to be   Offering Price   Aggregate           Registration
Registered     Registered     Per Share(1)     Offering Price(1)   Fee
================================================================================

Common Stock,    75,000         $10.125           $759,375            $211.11
par value $.001
(and associated
Rights)(2)
================================================================================

    (1) This estimate is made solely for the purpose of determining the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 and is based upon the average of the high and low prices of the Registrant's Common Stock as reported by The Nasdaq Stock Market on April 7, 1999.

    (2)     Includes   associated   rights  (the   "Rights")   to  purchase  the
            Registrant's Common Stock. Until the occurrence of certain prescribed events, none of which has occurred, the Rights are not exercisable, are evidenced by the certificates representing such Common Stock and will be transferred along with and only with such Common Stock.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

         Information required by Part I, Item 1 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with the introductory Note to Part I of Form S-8.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         Information required by Part I, Item 2 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with the introductory Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents of ELXSI Corporation (the "Registrant") and the 1998 Incentive Stock Option Plan are hereby incorporated by reference in this Registration Statement:

(a) The Registrant's Annual Report on Form 10-K for the Registrant's fiscal year ended December 31, 1998, including the portions of the Registrant's Proxy Statement to be filed within 120 days after December 31, 1998 for the 1999 Annual Meeting of Stockholders incorporated by reference into Part III of such Form 10-K;

(b) The Registrant's Current Report on Form 8-K dated and filed with the Commission on March 19, 1999);

(c) The description of the Registrant's Common Stock purchase rights ("Rights") in the Registrant's Registration Statement of Form 8-A/A (Post-Effective Amendment No. 1), dated and filed with the Commission on March 19, 1999, together with all amendments or reports, if any, filed for the purpose of updating such description, to the extent of such updating.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

         Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

(THE INCLUSION IN THIS REGISTRATION OF THE RESPONSE BELOW TO THIS ITEM 4 IS NOT BECAUSE THE COMMON STOCK AND RIGHTS ARE NOT REGISTERED UNDER SECTION 12 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.)

                                  CAPITAL STOCK

COMMON AND PREFERRED STOCK

         The authorized capital stock of the Registrant consists of 60,000,000 shares of Common Stock, par value $.001 per share ("Common Stock"), and 5,000,000 of shares of preferred stock, par value $.001 per share ("Preferred Stock").

         The Registrant's Certificate of Incorporation authorizes the Registrant's Board of Directors to provide for the issuance, from time to time, of Preferred Stock, in one or more series, to fix the number of shares to be included in each such series and to determine or alter the designations, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. Because the Board of Directors has the foregoing powers with respect to Preferred Stock, it may afford the holders of any Preferred Stock preferences, powers and rights (including voting rights and rights to dividends and distributions upon liquidation) senior to the rights of the holders of Common Stock, which could adversely affect the rights (including voting rights and rights to dividends and distributions upon liquidation) of holders of Common Stock and other Preferred Stock.

         Out of the authorized Preferred Stock, the Registrant has designated 604,656 shares as Series A Non-Voting Convertible Preferred Stock, par value $.001 per share (the "Series A Preferred"). These Series A Preferred shares: (i) were originally designated for issuance upon exercise of the Registrant's Series B Warrants issued in January 1990, and (ii) if ever issued, would have been convertible under certain specified conditions into 241,862 shares of Common Stock. In December 1996, these Series B Warrants were repurchased by the Registrant and the 604,656 shares of Series A Preferred were formally declared by the Board of Directors of the Registrant to have the status of authorized and unissued shares no longer reserved for issuance (as Preferred Stock) for any particular purpose, but available for issuance when, if and to the extent determined by the Board of Directors of the Registrant (or an authorized committee thereof).

         Subject to the rights of holders of Preferred Stock, holders of Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors, to share ratably in the assets of the Registrant legally available for distribution to holders of Common Stock in the event of liquidation and to one vote per share on all matters to be voted upon by the stockholders. Holders of Common Stock do not have cumulative voting rights in the election of directors and have no preemptive, subscription, redemption or conversion rights.

         Each share of Common Stock presently outstanding has, and each share of Common Stock issued in the future will have, an attached Common Stock purchase right, which are described in more detail in the "Rights" section hereinbelow.

         The transfer agent and registrar for the Registrant's Common Stock is Continental Stock Transfer & Trust Company (the "Transfer Agent").

BYLAW TRANSFER RESTRICTIONS

         At the May 1997 Annual Meeting of Stockholders of the Registrant, stockholders approved certain amendments to the Registrant's Bylaws (the "Subject Bylaw Amendments") that impose certain restrictions (the "Transfer Restrictions") on the transferability of shares of Common Stock, as well as certain other stock and warrants, options and other rights to purchase stock of the Registrant (hereinafter, "other equity securities"). The Transfer Restrictions were proposed by management in order to address the possibility that certain transfers of Common Stock and other equity securities could result in the imposition of limitations on the ability of the Registrant and its ELXSI subsidiary to utilize the net operating loss ("NOL") and other credit or loss carryforwards available to them, for federal income tax purposes.

         The Transfer Restrictions do not apply to issuances of shares of capital stock by the Registrant. As a result, the Transfer Restrictions do not prevent the acquisition of shares upon exercise of presently outstanding employee stock options or warrants of the Registrant. Such acquisitions were excluded from the operation of the Transfer Restrictions because it was determined that it is highly unlikely that the issuance of shares of Common Stock of the Registrant under such circumstances would adversely affect its NOL's or other tax attributes. In addition, since the Registrant's Board of Directors will be able to consider the effect on the Registrant's NOL's and other tax attributes of future issuances of shares of capital stock (and options, warrants and other rights to purchase or subscribe for shares of capital stock) of the Registrant at the time of issuance (whether as a result of transactions with third parties, such as an acquisition for stock (and/or rights to purchase or subscribe for stock), or the issuance of stock (and/or rights to purchase or subscribe for stock) in a private placement or public offering, or as compensation to employees, officers or directors or otherwise) in advance of agreeing to issue such shares (and/or rights to purchase or subscribe for stock), future issuances of stock (and/or rights to purchase stock or subscribe for stock) by the Registrant also have been excluded from the Transfer Restrictions. Consequently, persons or entities who are able to acquire Common Stock or other equity securities directly from the Registrant, including employees, officers and directors of the Registrant and their affiliates, may do so without application of the Transfer Restrictions, irrespective of the number of shares (or other units) being acquired.

         The Subject Bylaw Amendments added a new Article XV to the Registrant's Bylaws and established the Transfer Restrictions. Such Bylaws are filed herewith as Exhibit 4.4, and is hereby incorporated herein by reference. The following description of the Subject Bylaw Amendments and Transfer Restrictions is qualified in its entirety by reference to such Exhibit 4.5.

         The Transfer Restrictions generally restrict until December 31, 2005 (or earlier, in certain events) any attempted transfer of Common Stock or any other securities of the Registrant that would be treated as "stock" of the Registrant under the applicable tax regulations

(hereinafter, "Company Stock") to a person or group of persons who own, or who would own as a result of such transfer, 5% or more of the Company Stock. The Transfer Restrictions also restrict any other attempted transfer of Company Stock that would result in the identification of a new "5-percent shareholder" of the Registrant (as determined under applicable tax regulations); this would include, among other things, an attempted acquisition of Company Stock from an existing 5-percent shareholder. For these purposes, numerous rules of attribution, aggregation and calculation prescribed under the Internal Revenue Code (and related regulations) will be applied in determining whether the 5% threshold has been met and whether a group exists. The restriction may also apply to proscribe the creation or transfer of certain "options" (which are broadly defined) in respect of Company Stock to the extent, generally, that exercise of the option would result in a proscribed level of Company Stock ownership.

         Generally speaking, the Transfer Restrictions apply only with respect to the number of shares of Company Stock (or options with respect to Company Stock) purportedly transferred in excess of the threshold established in the Transfer Restrictions. In any event, these restrictions do not prevent a valid transfer if either the transferor or the purported transferee obtains the approval of the Board of Directors of the Registrant (or a committee thereof authorized by such Board). In deciding whether to approve any proposed transfer, the Board of Directors (or such committee) may require an opinion of counsel that it selects, in form and substance reasonably satisfactory to it, that the transfer will not result in the application of any Internal Revenue Code Section 382 or Section 383 limitations on the use of the tax benefits.

         The Transfer Restrictions generally will remain in effect until December 31, 2005, unless Article XV (comprising the Subject Bylaw Amendments) is earlier repealed or its effectiveness is otherwise discontinued by a resolution adopted by the Board of Directors of the Registrant (or an authorized committee thereof). The restriction period is based on Section 172 of the Internal Revenue Code, which permits an NOL carryforward to be carried forward for a maximum of 15 taxable years following the taxable year in which the loss arose and, accordingly, is designed to afford full carryforward periods for NOL's arising through 1990.

         The Transfer Restrictions imposed by the Subject Bylaw Amendments restrict any person or entity (or group thereof) who was not, prior to their adoption, an owner of 5% or more of the Company Stock from acquiring sufficient Company Stock to result in such person or entity (or group thereof) to become the owner of 5% or more of Company Stock, and would prohibit the persons and entities who were at such time owners of 5% or more of the Company Stock and 5-percent shareholders (as determined under applicable tax regulations) from increasing their ownership of Company Stock without obtaining the approval of the Registrant's Board of Directors (or an authorized committee thereof).

         The Subject Bylaw Amendments provide for all certificates representing Company Stock to bear the following legend:

               "THE TRANSFER OF THE SECURITIES REPRESENTED HEREBY IS SUBJECT TO RESTRICTIONS PURSUANT TO ARTICLE XV OF THE BYLAWS OF ELXSI CORPORATION, WHICH ARTICLE XV IS REPRINTED IN ITS ENTIRETY ON THIS CERTIFICATE."

In addition, as stated in such legend, such certificates will include a full reprint of the Subject Bylaw Amendments.

         The Registrant has been advised by its counsel that, absent a court determination: (i) there can be no assurance that the Transfer Restrictions will be enforceable against all of the stockholders of the Registrant, and (ii) the Transfer Restrictions may not be enforceable against holders of Common Stock which voted against, or abstained from voting on, the Subject Bylaw Amendments. However, the Registrant believes that the Transfer Restrictions are in the best interests of the Registrant and its stockholders and are reasonable; the Registrant therefore intends to act vigorously to enforce the Transfer Restrictions against all holders of Common Stock and other equity securities regardless of how (or whether) they were voted on the Transfer Restrictions. The Registrant believes that each stockholder who voted in favor of the Subject Bylaw Amendments or who surrendered or surrenders his or her share certificates in exchange for a new certificate bearing the above legend will in effect have consented to the Transfer Restrictions and therefore will be bound thereby. In such circumstances, the Registrant intends to assert that any such stockholder would be estopped from challenging the Transfer Restrictions.

         Upon the issuance of any new certificates for Company Stock, whether in connection with a transfer or otherwise, the Registrant intends to place the above legend thereon. The Transfer Restrictions provide that the Registrant will not permit any employee or agent of the Registrant (which includes the Transfer Agent) to record any transfer of Company Stock purportedly transferred in excess of the threshold established in the Transfer Restrictions. The foregoing may result in the delay or refusal of certain requested transfers of Company Stock.

         The Subject Bylaw Amendments provide that any transfer attempted in violation of the Transfer Restrictions will be void AB INITIO, even if such transfer has been recorded by the Transfer Agent and new certificates issued. The purported transferee of such Company Stock would not be entitled to any rights of stockholders, including the right to vote such Company Stock, or to receive dividends or distributions in liquidation in respect thereof, if any.

         If the Board of Directors of the Registrant determines that a purported transfer has violated the Transfer Restrictions, the Registrant will require the purported transferee to surrender the relevant Company Stock and any dividends that such purported transferee may have received thereon to an agent to be designated by the Board of Directors of the Registrant (or an authorized committee thereof) (the "Agent"). The Agent will thereupon sell the Company Stock in one or more arm's-length transactions (executed in The NASDAQ Stock Market, if possible) to a buyer or buyers, which may include the Registrant; however, nothing shall require the Agent to sell the Company Stock within any specific time frame if, in the Agent's discretion, such sale would disrupt the market for Company Stock or have an adverse effect on the value of Company Stock. If the purported transferee has resold the Company Stock before receiving the Registrant's demand to surrender such Company Stock, the purported transferee generally will be required to transfer to the Agent the proceeds of the sale and any distributions such purported transferee has received on the Company Stock. After repaying its own expenses and reimbursing the purported transferee for the price paid for the Company Stock (or, if the purported transfer to the purported transferee was by gift, inheritance or similar transfer, the fair market value of the Company Stock), the Agent will pay any remaining amounts to one or more charities to be selected by the Board of Directors of the Registrant (or an authorized committee thereof).

         The Transfer Restrictions may have certain "anti-takeover" effects, inasmuch as they may operate to discourage or prohibit: (i) persons, entities or "groups" from accumulating in the aggregate 5% or more of the Company Stock;
(ii) persons, entities or "groups" already owning 5% or more of the Company Stock from acquiring additional Company Stock; and (iii) consequently, persons, entities or "groups" from accumulating blocks of shares in excess of the number beneficially owned by Alexander M. Milley, the Registrant's Chairman, President and Chief Executive Officer. The Transfer Restrictions may thus lessen the likelihood that a takeover attempt will be made with respect to the Registrant.

         The Board of Directors (and any authorized committee thereof) of the Registrant has the discretion to approve a transfer of Company Stock that would otherwise violate the Transfer Restrictions. If the Board of Directors decides to permit a transfer that would otherwise violate the Transfer Restrictions, that transfer or later transfers may result in an "ownership change" that would limit the use of the NOL's and other tax attributes of the Registrant and its subsidiaries.

                                     RIGHTS

         The Board of Directors of the Registrant declared a dividend distribution of one common stock purchase right (collectively, the "Rights") for each outstanding share of Common Stock, par value $.001 per share (the "Common Stock"), of the Registrant to holders of record of the Common Stock at the opening of business on June 16, 1997 (the "Record Date"). Each Right entitles the registered holder to purchase from the Registrant one share of Common Stock (or in certain circumstances, cash, property, or other securities of the Registrant) at a purchase price of $25.00, subject to adjustment (the "Purchase Price").

         The actual terms of the Rights are established under and set forth in a Rights Agreement, dated as of June 4, 1997 (the "Original Rights Agreement"), between the Registrant and Continental Stock Transfer & Trust Company, as Rights Agent (the "Rights Agent"), as amended by that certain Rights Agreement Amendment, dated as of March 16, 1999 (the "Rights Agreement Amendment"; and the Original Rights Agreement as amended by the Rights Agreement Amendment, the "Rights Agreement") between the Registrant and the Rights Agent. A conformed copy of the Original Rights Agreement (including a form of the certificate to represent the Rights) is filed herewith as Exhibit 1 and is hereby incorporated herein by reference; a conformed copy of the Rights Agreement Amendment is filed herewith as Exhibit 2 and is hereby incorporated herein by reference. The following description of the Rights is qualified by reference to such Exhibits 1 and 2. Capitalized terms used but not otherwise defined herein have the respective meanings ascribed to such terms in the Rights Agreement.

         Initially, the Rights will be evidenced by the certificates representing shares of Common Stock then outstanding, and no separate Rights certificates will be distributed. The Rights will separate from the Common Stock, and become exercisable, at such time (if any) that is the earlier to occur of (as the case may be, the "Distribution Date"): (i) ten business days following the first date of public announcement (the "Stock Acquisition Date") that a person or group, together with such person's or group's Affiliates and Associates (as defined under specified rules of the Securities and Exchange Commission), has become the beneficial owner of 15% (35% in the case of the Milley Group Members, and the Kellogg Group Member Limit in the case of the Kellogg Group Members (as such terms hereinafter defined)) or more of the Common Stock (such a person or group, an "Acquiring Person"), and (ii) ten business days (or such later date as is determined by the Board of Directors, or if there previously has been an Adverse Change of Control, by a majority of the Continuing Directors (as such terms are hereinafter defined)) after the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 15% (35% in the case of the Milley Group Members, and the Kellogg Group Member Limit in the case of the Kellogg Group Members) or more of the Common Stock.

         The "Milley Group Members" are: (a) Alexander M. Milley (the Chairman of the Board, President and Chief Executive Officer of the Registrant, (b) his wife and children, (c) any guardian, representative, executor, estate, administrator or agent of Mr. Milley, his wife or children (but only with respect to any shares of Common Stock beneficially owned by any such guardian, representative, executor, estate, administrator or agent in its capacity as such), and (d) provided that Mr. Milley has voting power with respect to any shares of Common Stock held by any of the following: (x) any trust for the benefit of Mr. Milley, his wife or children, and (y) any corporation, partnership, limited liability company or other entity which Mr. Milley, his wife or any of his children may control. In calculating the beneficial ownership of shares of Common Stock of Milley Group Members and their Affiliates and Associates for purposes of the Rights Agreement, all Kellogg Group Member Shares (as hereinafter defined) are excluded.

         The "Kellogg  Group  Members" are: (a) Peter R. Kellogg,  (b) his wife,
(c) any guardian, representative, executor, estate, administrator or agent of Mr. Kellogg or his wife (but only with respect to any shares of Common Stock beneficially owned by any such guardian, representative, executor, estate, administrator or agent in its capacity as such), (d) any trust for the benefit of Mr. Kellogg or his wife, and (e) any corporation, partnership, limited liability company, foundation or other entity which Mr. Kellogg or his wife may control.

         The "Kellogg Group Member Limit" is the greater of: (a) 1,000,000 shares of Common Stock (subject to adjustment for stock splits, stock dividends, etc.) LESS the number of shares of Common Stock then beneficially owned by all Kellogg Related Persons (as hereinafter defined) and all of their respective Affiliates and Associates, and (b) 15% of the shares of Common Stock then outstanding; PROVIDED that if at any time it is established that any Kellogg Group Member or any Affiliate or Associate of any Kellogg Group Member who is a beneficial owner of Common Stock acquired those securities with the any purpose or effect of changing or influencing the control of the Registrant, or in connection with or as a participant in any transaction having that purpose or effect, then the foregoing clause (b) shall no longer be effective and the "Kellogg Group Member Limit" will be 15% of the shares of Common Stock then outstanding.

         The "Kellogg Related Persons" are: (a) any descendant of Peter R. Kellogg, (b) the spouse of any descendant of Mr. Kellogg, (c) any guardian, representative, executor, estate, administrator or agent of any descendant of Mr. Kellogg or the spouse of any descendant of Mr. Kellogg (but only with respect to any shares of Common Stock beneficially owned by any such guardian, representative, executor, estate, administrator or agent in its capacity as such), (d) any trust for the benefit of any descendant of Mr. Kellogg or any spouse of such descendant, and (e) any corporation, partnership, limited liability company, foundation or other entity which any descendant of Mr. Kellogg or any spouse of such descendant may control. If under the definitions under the Rights Agreement any person or entity may be both a "Kellogg Group Member" (or an Affiliate or Associate thereof) and a "Kellogg Related Person" (or an Affiliate or Associate thereof), that person or entity will be deemed to be a Kellogg Group Member or an Affiliate or Associate of a Kellogg Group Member.

         The  "Kellogg  Group  Member  Shares"  are any shares of Common  Stock:
(a)(x) beneficially owned by any Kellogg Group Member, any Kellogg Related Person or any Affiliate or Associate of any of the foregoing and (y) the power to vote of which, in accordance with the Kellogg Standstill Agreement (as hereinafter defined), have been granted to a Milley Group Member (or a designee thereof); or (b) otherwise acquired by any Milley Group Member (or any designee thereof) pursuant to the Kellogg Standstill Agreement. The "Kellogg Standstill Agreement" is that certain Standstill Agreement, dated as of March 16, 1999, among the Registrant, Alexander M. Milley and the "Kellogg Persons" party thereto (each of whom or which are Kellogg Group Members under the Rights Agreement), which was entered into substantially simultaneously with, and in connection with, the Rights Agreement Amendment. See "Kellogg Standstill Agreement" hereinbelow.

         Until the Distribution Date: (i) the Rights will be evidenced only by the Common Stock certificates and will be transferred with such Common Stock certificates, (ii) new Common Stock certificates issued on or after the Record Date will contain a legend indicating that such certificates also represent Rights and incorporating by reference the terms of the Rights Agreement, and
(iii) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificates.

         The Rights will not be exercisable until the Distribution Date (if any) and will expire at the close of business on June 15, 2007, unless earlier redeemed or exchanged by the Registrant as described below.

         As  soon  as  practicable   after  any  Distribution   Date,   separate
certificates representing Rights, in the form of Exhibit A to the Rights Agreement ("Rights Certificates"), will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date, and thereafter, the separate Rights Certificates alone will represent the Rights. Except as otherwise provided by the Rights Agreement or determined by the Board of Directors, only shares of Common Stock issued prior to the Distribution Date will be issued with Rights.

         In the event that a person or group becomes an Acquiring Person, each holder of a Right will thereafter have the right to receive, upon exercise, shares of Common Stock (or in certain circumstances, cash, property or other securities of the Registrant) having a value equal to two times the Purchase Price. Notwithstanding the foregoing, following the occurrence of such an event or any other Triggering Event (as defined below), all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person or any of its Affiliates or Associates will be null and void.

         After any Stock Acquisition Date, in the event that: (i) the Registrant consolidates or merges with any other person, and the Registrant is not the surviving corporation, (ii) any person engages in a share exchange, consolidation or merger with the Registrant where the outstanding shares of Common Stock of the Registrant are changed into or exchanged for stock, other securities of the other person, or cash or any other property, and the
Registrant  is  the  surviving  corporation,   or  (iii)  50%  or  more  of  the
Registrant's assets or earning power is sold or otherwise transferred, the Rights Agreements requires that proper provisions be made so that each holder of a Right shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the Purchase Price. The events set forth in this paragraph and the immediately preceding paragraph are referred to as the "Triggering Events."

         The Purchase Price payable, and the number of shares of Common Stock or other securities, cash or property issuable, upon exercise of the Rights are subject to customary adjustments from time to time to prevent dilution in the event of certain changes in the shares of the Registrant. With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to an increase or decrease of at least 1% in the Purchase Price.

         In general, the Registrant may redeem the Rights in whole, but not in part, at a price of $.001 per Right (subject to adjustment), at any time before the earlier of the close of business on: (i) the tenth business day following any Stock Acquisition Date or (ii) the expiration date of the Rights. However, if the authorization to redeem the Rights occurs on or after the date that there shall have been a change in a majority of the Board of Directors of the Registrant as a result of a proxy or consent solicitation and a person or group that was a participant in such solicitation has stated (or if upon the commencement of such solicitation, a majority of the Board of Directors of the Registrant has determined in good faith) that such person or group (or any of its Affiliates or Associates) has taken or intends to take or may consider taking actions that would result in such person or group becoming an Acquiring Person or cause the occurrence of a Triggering Event (the existence of these circumstances being referred to as an "Adverse Change of Control"), then the redemption of the Rights will require the approval of a majority of the Continuing Directors. Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $.001 redemption price.

         "Continuing Director" means: (i) any member of the Board of Directors of the Registrant who, while a member of such Board, is not an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, or a representative of an Acquiring Person or of any such Affiliate or Associate, and was a member of such Board prior to the Record Date, or (ii) any person who subsequently becomes a member of such Board who, while a member of such Board, is not an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, or a representative of an Acquiring Person or of any such Affiliate or Associate, if such person's nomination for election or election to the Board of Directors of the Registrant is recommended or approved by a majority of the Continuing Directors.

         At any time after a person or group becomes an Acquiring Person (but before such Acquiring Person owns 50% or more of the Common Stock), the Board of Directors of the Registrant may exchange the then outstanding and exercisable Rights (other than those owned by an Acquiring Person, or any of its Affiliates or Associates, that have become null and void as referenced hereinabove), for shares of Common Stock, each Right being exchangeable for one share of Common Stock, subject to adjustment.

         Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Registrant, including, without limitation, the right to vote or to receive dividends.

         Any of the provisions of the Rights Agreement may be amended or supplemented by the Board of Directors of the Registrant (without the approval of holders of Rights) prior to the earliest to occur of (i) a Distribution Date,
(ii) a Triggering Event or (iii) an Adverse Change of Control. After the first to occur of such events, the provisions of the Rights Agreement may be amended or supplement with the approval of a majority of the Continuing Directors (and without the approval of holders of Rights): (x) in any manner that will not adversely affect the interests of the holders of Rights (other than an Acquiring Person or its Affiliates or Associates), or (y) in order to cure any ambiguity or to correct or supplement any provision that a majority of the Continuing Directors may deem to be defective or inconsistent with other provisions of the Rights Agreement, or (z) to shorten or lengthen any time period under the Rights Agreement; however, the Rights Agreement cannot be so supplemented or amended to
(A) change the redemption price, accelerate the expiration date of the Rights, change the Purchase Price, or change the number of shares of Common Stock for which a Right is exercisable, or (B) lengthen (1) the time period when the Rights may be redeemed at a time when the Rights are not then redeemable, or (2) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or, the benefits to, the holders of Rights (other than an Acquiring Person or its Affiliates or Associates).

         The Rights may have certain "anti-takeover" effects, inasmuch as they may operate to cause substantial dilution to a person or group (and the Affiliates and Associates thereof) that attempts to acquire the Registrant without conditioning the offer on a substantial number of Rights being acquired. The Rights may thus lessen the likelihood that a takeover attempt will be made with respect to the Registrant. However, in the opinion of the Registrant's management, the Rights will help ensure that the Registrant's stockholders receive fair and equal treatment in the event of any proposed takeover of the Registrant. The execution of the Rights Agreement and distribution of the Rights by the Registrant was not in response to any specific takeover threat or proposal, but were precautions taken in order to help protect these interests of the Registrant's stockholders.

KELLOGG STANDSTILL AGREEMENT

         The "Acquiring Person" provisions of the Rights Agreement relating to "Kellogg Group Members" and the "Kellogg Group Member Limit" (and described in the third paragraph of this "Rights" section) (the "Kellogg Amendments") were added to the Rights Agreement under the Rights Agreement Amendment. The determination by the Registrant and its Board of Directors to implement the Rights Agreement Amendment was based upon, in part, the representations, warranties, covenants and agreements of the Kellogg Persons under the Kellogg Standstill Agreement. Consistent therewith, the Rights Agreement Amendment provides that in the event that at any time any Kellogg Person is in breach of or default under the Kellogg Standstill Agreement, the effectiveness of the Kellogg Amendments may, at the election of the Registrant, be suspended or terminated. The remainder of this Item 4 sets forth a brief description of the Kellogg Standstill Agreement, a conformed copy of which is filed herewith as
Exhibit 4.7 and is hereby incorporated herein by reference. Capitalized terms used in this part of Item 4 but not defined hereinabove have the respective meanings ascribed to such terms in the Rights Agreement or the Kellogg Standstill Agreement.

         Under the Kellogg Standstill Agreement, the Kellogg Persons have represented and warranted that: (a) they have disclosed to the Registrant the names of all Kellogg Group Members, Kellogg Related Persons and Affiliates and Associates thereof who beneficially own any Common Stock, and number of shares so owned; (b) their shares were not acquired and are not held for the purpose of or with the effect of changing or influencing the control of the Registrant, or in connection with or as a participant in any transaction having that purpose or effect; and (c) they acknowledge and agree that their representations, warranties, covenants and agreements under the Kellogg Standstill Agreement were a material inducement to the Registrant's entering into of the Rights Agreement Amendment, and in the event of a breach of or default thereunder the Registrant may (by the terms of the Rights Agreement Amendment or otherwise, and without limiting any of the rights or remedies that may be available to the parties under this Agreement at law or in equity), suspend or terminate the Kellogg Amendments, terminate the Rights Agreement Amendment or take other actions having the purpose or effect of modifying or altering the Kellogg Amendments.

         Under the Kellogg Standstill Agreement, the Kellogg Persons have agreed that: (a) the number of shares beneficially owned by the Kellogg Group Members and their respective Affiliates and Associates will not exceed the Kellogg Group Member Limit; (b) they will prepare and file with the SEC and deliver to the Registrant, in each case on a timely basis, all schedules, statements and other reports in respect of the Registrant and/or Common Stock required under Section 13 or 16 of the Exchange Act; that such schedules, statements or other reports will contain all of the disclosures and information required under the applicable rules and regulations of the SEC; and that such disclosures and information will be true, correct and complete in all material respects; and (c) if after the date of the Kellogg Standstill Agreement any Kellogg Group Member or any Affiliate or Associate thereof who (in each case) is not already a "Kellogg Person" party thereto purchases or otherwise acquires any shares of Common Stock or other voting securities of the Registrant ("Other Voting Securities"), that person or entity will promptly thereafter take the actions specified therein to become a "Kellogg Person" party to the Kellogg Standstill Agreement.

         Under the Kellogg Standstill Agreement, each Kellogg Person has irrevocably constituted and appointed Mr. Milley the attorney-in-fact and proxy of such Kellogg Person, with full power of substitution, to vote all shares of Common Stock and Other Voting Securities which such Kellogg Person is entitled to vote at any annual or special meeting of the stockholders of the Registrant, and to express consent or dissent to any corporate action in writing without a meeting of the stockholders of the Registrant, in such manner as Mr. Milley or his substitute may determine. The foregoing proxy and power of attorney: (i) are stated to be coupled with an interest and irrevocable; (ii) cover any and all shares of Common Stock and Other Voting Securities owned by any Kellogg Person, whenever acquired; and (iii) will remain in effect for so long any Rights are outstanding under the Rights Agreement (before or after any Distribution Date). No Kellogg Person may grant any proxy or power of attorney to any person or entity which conflicts with such proxy or power of attorney.

         Under the Kellogg Standstill Agreement, the Kellogg Persons have granted certain rights of first refusal over any shares of Common Stock or Other Voting Securities owned by them to Mr. Milley, subject to certain exceptions.

         Under the Kellogg Standstill Agreement, each Kellogg Person has agreed that, unless and to the extent otherwise consented to in writing by the Registrant, such Kellogg Person will not: (a) solicit proxies with respect to any Common Stock or Other Voting Securities, actively oppose any action approved by a majority of the Continuing Directors of the Registrant, or become a "participant" in any "election contest" relating to the election of directors of the Registrant; (b) propose, make or initiate, or solicit stockholders of the Registrant for the approval of, one or more stockholder proposals; (c) propose, or make, initiate or solicit any proposals from, or provide any information or participate in any discussions or negotiations with, or otherwise cooperate in any way with or assist, any person or entity concerning any merger, consolidation, other business combination, tender or exchange offer, recapitalization, liquidation or dissolution or any purchase or other acquisition or sale or other disposition of assets (other than in the ordinary course of business) or shares of capital stock of the Registrant or any of its subsidiaries or divisions or any similar transaction involving the Registrant or any subsidiary or division of the Registrant or any subsidiary; (d) take any other action for the purpose of or with the effect of changing or influencing the control of the Registrant, or in connection with or as a participant in any transaction having that purpose or effect; (e) form, join or in any way participate in any "group" with respect to any securities of the Registrant (except a group consisting entirely of Kellogg Group Members, Kellogg Related Persons, Milley Group Members and/or their respective Affiliates or Associates); or (f) induce, attempt to induce, encourage or solicit, or cooperate with, any other person or entity to do any of the foregoing.

         Under the Kellogg Standstill Agreement, if after the date thereof any Kellogg Related Person or any Affiliate or Associate thereof acquires any additional shares of Common Stock or Other Voting Securities, that person or entity must promptly thereafter take the actions specified therein in order to make applicable to such shares the above-described proxy and power of attorney and rights of first refusal and the covenants and agreements described in the immediately preceding paragraph hereof.

         Under the Kellogg Standstill Agreement, Mr. Kellogg indemnifies the Registrant, Mr. Milley, the other Milley Group Members and their respective officers, directors, employees, agents, professional advisors and controlling persons, for the period of time specified therein, from and against any and all Losses (as defined) incurred or suffered by any of them as a result of or arising out of or in connection with the Rights Agreement Amendment and/or Kellogg Standstill Agreement.

         Under the Kellogg Standstill Agreement, the Registrant has agreed that, for so long as there is not any breach of or default under the Kellogg Standstill Agreement on the part of any Kellogg Person, it will not suspend or terminate any of the Kellogg Amendments, terminate the Rights Agreement Amendment or take any other action having the purpose or effect of modifying or altering such the Kellogg Amendments.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.

                                  LEGAL OPINION

         The legality of the shares of Common Stock and Rights offered hereby has been passed upon for the Registrant by Berlack, Israels & Liberman LLP, 120 West 45th Street, New York, New York 10036.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         As provided in Article XI of the Registrant's  Bylaws,  the Registrant:
(i) shall, to the fullest extent permitted by the Delaware General Corporation Law, indemnify all its officers and directors, and (ii) shall have the power, to the fullest extent permitted by the Delaware General Corporation Law, to indemnify its employees and other agents. The Registrant has obtained a directors and officers liability insurance policy which insures such persons against loss arising from certain claims made by reason of their being directors or officers of the Registrant.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.


ITEM 8.  EXHIBITS.

The following exhibits are filed herewith:

Exhibit No.     Description
-----------     -----------

4.1 Restated Certificate of Incorporation of the Registrant, as amended. (Incorporated herein by reference to Exhibit 3.1 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1989 (file No. 0-11877))

4.2 Certificate of Amendment of Restated Certificate of Incorporation of the Registrant dated May 27, 1992.
                (Incorporated herein by reference to Exhibit 3.2 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 (file No. 0-11877))

4.3 Certificate of Amendment of Restated Certificate of Incorporation of the Registrant dated May 19, 1998.
                (Incorporated herein by reference to Exhibit 3.3 of the Registrant's Current Report on Form 8-K dated and filed with the Commission on March 19, 1999 (file No. 0-11877))

4.4             Bylaws of the  Registrant  (Incorporated  herein by reference to
                Exhibit 3.3 to the Registrant's Form 8-K Current Report dated June 24, 1997 and filed with the Commission on June 26, 1997 (File No. 0-11877))

4.5 Rights Agreement, dated as of June 4, 1997, between the Registrant and Continental Stock Transfer & Trust Company, as Rights Agent (Incorporated herein by reference to Exhibit 4.17 to the Registrant's Form 8-A Registration Statement dated and filed with the Commission on June 10, 1997 (File No. 0-11877))

4.6 Rights Agreement Amendment, dated as of March 16, 1999, between the Registrant and Continental Stock Transfer & Trust Company, as Rights Agent (Incorporated herein by reference to Exhibit 2 to the Registrant's Form 8-A/A Registration Statement (Post-Effective Amendment No. 1) dated and filed with the Commission on March 19, 1999 (File No. 0-11877))

4.7 Standstill Agreement, dated as of March 16, 1999, among the Registrant, Alexander M. Milley and the "Kellogg Persons" party thereto (Incorporated herein by reference to Exhibit 3 to the Registrant's Form 8-A/A Registration Statement (Post-Effective Amendment No. 1) dated and filed with the Commission on March 19, 1999 (File No. 0-11877))

4.8 ELXSI Corporation 1998 Incentive Stock Option Plan (Incorporated herein by reference to Annex A to the Registrant's Proxy Statement included in its Schedule 14A filed with the Commission on April 17, 1998 (File No. 0-11877))

5.1             Opinion of Berlack, Israels & Liberman LLP

23.1            Consent of Berlack,  Israels & Liberman LLP (included in Exhibit
                5.1)

23.2            Consent of PricewaterhouseCoopers LLP, independent accountants

24.1            Power of Attorney (included on page 18)


ITEM 9.  UNDERTAKINGS.

Undertakings required by Item 512(a) of Regulation S-K

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement (Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.); and

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

         provided, however, that paragraphs (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)      To remove from registration by means of a post-effective  amendment any
         of  the  securities   being  registered  which  remain  unsold  at  the
         termination of the offering.

Undertakings required by Item 512(b) of Regulation S-K
------------------------------------------------------

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


Undertakings required by Item 512(h) of Regulation S-K
------------------------------------------------------

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                    SIGNATURE


         REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Orlando, Florida on March 26, 1999.

                                             ELXSI CORPORATION


                                             By:  /s/ ALEXANDER M. MILLEY
                                                  -----------------------
                                                      Alexander M. Milley
                                                      President and Chief
                                                      Executive Officer

                        POWER OF ATTORNEY AND SIGNATURES

         Each person whose signature appears below constitutes and appoints Alexander M. Milley and David M. Doolittle, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

      Signature                                    Title                             Date
      ---------                                    -----                             ----
/s/ ALEXANDER M. MILLEY                     Chairman, President and             March 26, 1999
-----------------------                     Chief Executive Officer
Alexander M. Milley                         (Principal Executive
                                            Officer)


/s/ THOMAS R. DRUGGISH                      Vice President, Treasurer           March 26, 1999
-----------------------                     and Secretary (Principal
Thomas R. Druggish                          Financial and Accounting
                                            Officer)


/s/ ROBERT C. SHAW                          Director                            March 26, 1999
-----------------------
Robert C. Shaw


/s/ FARROKH K. KAVARANA                     Director                            March 26, 1999
-----------------------
Farrokh K. Kavarana


/s/ KEVIN P. LYNCH                          Director                            March 26, 1999
-----------------------
Kevin P. Lynch



/s/ DENIS M. O'DONNELL                      Director                            March 26, 1999
-----------------------
Denis M. O'Donnell

                                  EXHIBIT INDEX

 Exhibit No.                      Description                             Page


     4.1 Restated Certificate of Incorporation of the Registrant, as amended. (Incorporated herein by reference to Exhibit 3.1 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1989 (file No. 0-11877))

     4.2 Certificate of Amendment of Restated Certificate of Incorporation of the Registrant dated May 27, 1992. (Incorporated herein by reference to Exhibit 3.2 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 (file No. 0-11877))

     4.3 Certificate of Amendment of Restated Certificate of Incorporation of the Registrant dated May 19, 1998. (Incorporated herein by reference to Exhibit 3.3 of the Registrant's Current Report on Form 8-K dated and filed with the Commission on March 19, 1999 (file No. 0-11877))

     4.4 Bylaws of the Registrant (Incorporated herein by reference to Exhibit 3.3 to the Registrant's Form 8-K Current Report dated June 24, 1997 and filed with the Commission on June 26, 1997 (File No. 0-11877))

     4.5 Rights Agreement, dated as of June 4, 1997, between the Registrant and Continental Stock Transfer & Trust Company, as Rights Agent (Incorporated herein by reference to Exhibit 4.17 to the Registrant's Form 8-A Registration Statement dated and filed with the Commission on June 10, 1997 (File No. 0-11877))

     4.6 Rights Agreement Amendment, dated as of March 16, 1999, between the Registrant and Continental Stock Transfer & Trust Company, as Rights Agent (Incorporated herein by reference to Exhibit 2 to the Registrant's Form 8-A/A Registration Statement (Post-Effective Amendment No. 1) dated and filed with the Commission on March 19, 1999 (File No. 0-11877))

     4.7 Standstill Agreement, dated as of March 16, 1999, among the Registrant, Alexander M. Milley and the "Kellogg Persons" party thereto (Incorporated herein by reference to Exhibit 3 to the Registrant's Form 8-A/A Registration Statement (Post-Effective Amendment No. 1) dated and filed with the Commission on March 19, 1999 (File No. 0-11877))

     4.8        ELXSI  Corporation  1998  Incentive  Stock Option Plan
                (Incorporated herein by reference to Annex A to the Registrant's Proxy Statement included in its Schedule 14A filed with the Commission on April 17, 1998 (File No. 0-11877))

     5.1        Opinion of Berlack, Israels & Liberman LLP                 21

    23.1        Consent of Berlack,  Israels & Liberman LLP  (included
                in Exhibit 5.1)                                            21

    23.2        Consent  of  PricewaterhouseCoopers  LLP,  independent
                accountants                                                23

    24.1        Power of Attorney (included on page 18)